ROSS MILLER                        Filed in the office of   Department Number
Secretary of State                 /s/ Ross Miller          20070373919-51
204 North Carson Street, Ste 1                              Filing Date and Time
Carson City, Nevada 89701-4299     Ross Miller              05/29/2007 8:40 AM
(776) 684-5708                     Secretary of State       Entity Number
Website: secretaryofstate.biz      State of Nevada          C3860-1995

Certificate of Amendment
(PURSUANT TO NRS 78 385 AND 78390

USE BLACK INK ONLY DO NOT HIGHLIGHT          ABOVE SPACE IS FOR OFFICE USE ONLY

             Certificate of Amendment to Articles of Incorporation
             -----------------------------------------------------
                         For Nevada Profit Corporations
                         ------------------------------
          (Pursuant to NRS 78 385 and 78390 - After Issuance of Stock)

1. Name of corporation

Maximum Awards Inc.

2. The articles have been amended as follows (provide artcle number is available):

Article I
Name change
From: Maximum Awards Inc.
To: Logica Holdings, Inc.





3. To vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the* articles of incorporation have voted in favor of the amendment is:

4. Effective date of filing (optional):

5. Officer Signature (Required):     /s/ Enzo Taddei
                                 --------------------

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.
                                  Nevada Secretary of State AM 78 385 Amend 2007
                                                            Revised on: 01/07/07